EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Punchline Entertainment, Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Kathryn Kozak, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.	The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and Result of operations of the company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of December, 2009.

/s/  Kathryn Kozak
By:  Kathryn Kozak
Chief Executive Officer